Exhibit 11.1

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                             9 months                            3 months
                                                             --------                            --------
                                                     6/30/95           6/30/94          6/30/95           6/30/94


Primary Earnings Per Share:

Weighted Average Common Shares Outstanding            12,205            11,792           12,237            11,880
Shares Issuable Upon Exercise of Stock                   760               920              793               922
     Options
Less Shares Assumed to be Repurchased                  (255)             (226)            (276)             (314)
                                             ---------------   ---------------   ---------------  ---------------
Weighted Average Common Shares, as Adjusted           12,710            12,486           12,754            12,488
                                             ---------------   ---------------   ---------------  ---------------

Net Income                                   $         8,880   $         7,030   $        3,130   $         2,553
                                             ===============   ===============   ===============  ===============

Primary Earnings per Share                   $           .70   $           .56   $          .25   $           .20
                                             ---------------   ---------------   ---------------  ---------------


Fully Diluted Earnings Per Share:

Weighted Average Common Shares Outstanding            12,205            11,792           12,237            11,880
Shares Issuable Upon Exercise of Stock                   760               976              793               922
     Options
Less Shares Assumed to be Repurchased                  (207)             (292)            (250)             (292)
                                             ---------------   ---------------   ---------------  ---------------
Weighted Average Common Shares, as Adjusted           12,758            12,476           12,780            12,510
                                             ===============   ===============   ===============  ===============

Net Income                                   $         8,880   $         7,030   $        3,130   $         2,553
                                             ---------------   ---------------   ---------------  ---------------

Fully Diluted Earnings Per Share             $           .70   $           .56   $          .25   $           .20
                                             ===============   ===============   ===============  ===============


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